Vanderkam & Sanders
                               440 Louisiana, #475
                                Houston, TX 77002
                               713-547-8900 phone
                             713-547-8910 facsimile

                                  May 11, 2000


Parks America! Inc.
Box 1400
Eagle, Idaho 83616

         Re:      Form S-8 Registration Statement

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Parks America! Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. 750,000 shares of common stock, $.0001 par value (the "Shares") issuable pursuant to a Consulting Agreement dated April 20, 2000 (the "Agreement").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                     Sincerely,

                                                     VANDERKAM & SANDERS

                                                     /s/ Vanderkam & Sanders